SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 30, 2006

Date of Report
(Date of earliest event reported)
FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 31, 2006, Fisher Communications, Inc. (the “Parent”) announced that it has entered into a purchase and sale agreement dated as of May 30, 2006 (the “Asset Sale Agreement”) pursuant to which Parent’s wholly owned subsidiary, Fisher Radio Regional Group Inc. (“FRRG”, and together with Parent, the “Sellers”), will sell its small-market radio stations located in Montana and eastern Washington (the “Stations”). The Stations consist of the following:

KGGL- FM	Missoula, Montana

KGRZ-AM	Missoula, Montana

KZOQ-FM	Missoula, Montana

KYLT-AM	Missoula, Montana

KXDR-FM	Hamilton, Montana

KBQQ-FM	Pinesdale, Montana

KAAK-FM	Great Falls, Montana

KXGF-AM	Great Falls, Montana

KQDI-FM	Great Falls, Montana

KQDI-AM	Great Falls, Montana

KINX-FM	Great Falls, Montana

KIKF-FM	Cascade, Montana

KMBR-FM	Butte, Montana

KXTL-AM	Butte, Montana

KAAR-FM	Butte, Montana

KRKX-FM	Billings, Montana

KRZN-FM	Billings, Montana

KYYA-FM	Billings, Montana

KBLG-AM	Billings, Montana

KYSN-FM	East Wenatchee, Washington

KZPH-FM	Cashmere, Washington

KAAP-FM	Rock Island, Washington

KWWW-FM	Quincy, Washington

KWWX-AM	Wenatchee, Washington

     The purchaser of the Stations is Cherry Creek Radio LLC and entities owned or controlled by Cherry Creek Radio LLC (the “Buyers”). The aggregate purchase price for the Stations is $33,340,000, subject to certain proration and adjustments to reflect the principle that FRRG is entitled to all income and is responsible for all expense arising from the conduct of the business and operation of the Stations prior to the closing of the transaction and the Buyers are entitled to all income and are responsible for all expense arising from the conduct of the business and operation of the Stations after the closing of the transaction.

     Consummation of the transaction is subject to approval from the Federal Communications Commission (the “FCC”) and certain other conditions. Buyers’ affiliates currently own radio stations in Great Falls, Montana, and the purchase of the Stations will cause Buyers to exceed the ownership limits for radio stations in that market as prescribed by applicable communications laws. Accordingly, Buyers will use their best efforts to obtain a waiver from the FCC to the use of a voting trust or other means of establishing independent ownership for certain of the radio stations in Great Falls, Montana to facilitate compliance with the radio ownership limits. In the event that a waiver is not obtained in a timely manner, Buyers and Sellers have agreed to a bifurcated closing whereby all Stations other than the Great Falls radio stations (excluding KAAK-FM) would be part of a Primary Closing with a corresponding purchase price of $29,140,000. The remaining purchase price of $4,200,000 would apply to the purchase (if it occurs) of the Great Falls stations (excluding KAAK-FM).
     The Asset Sale Agreement provides that the Sellers and the Buyers will indemnify each other for certain losses. In order to secure the Sellers’ indemnity obligations, a portion of the purchase price equal to $1,600,000 will be held in escrow (the “Reserve”). Nine months following the closing date, the portion of the Reserve that exceeds the sum of $800,000 plus the amount of any pending indemnification claims will be released from escrow. All remaining Reserve proceeds will be released eighteen months following the closing date (other than amounts reserved for pending indemnification claims). Pursuant to the Asset Sale Agreement, the Buyers will pay $1,600,000 of the Purchase Price as earnest money.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.
Dated: May 31, 2006	By /s/ Robert C. Bateman
Robert C. Bateman
Senior Vice President Chief Financial Officer